Exhibit 4.4

INDENTURE OFFICERS’ CERTIFICATE

OF

MARRIOTT INTERNATIONAL, INC.

A. THE UNDERSIGNED CAROLYN B. HANDLON AND STEPHANIE N. CARRICK OF MARRIOTT INTERNATIONAL, INC., A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE (THE “COMPANY”), HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE (THE “INDENTURE”), DATED AS OF NOVEMBER 16, 1998, BETWEEN THE COMPANY AND THE BANK OF NEW YORK MELLON, SUCCESSOR TO JPMORGAN CHASE BANK, N.A. (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), AS TRUSTEE (THE “TRUSTEE”), THAT THERE IS HEREBY ESTABLISHED A SERIES OF SECURITIES (AS THAT TERM IS DEFINED IN THE INDENTURE), THE TERMS OF WHICH SHALL BE AS FOLLOWS:

1. The designations of the Securities shall be the “Floating Rate Series Y Notes due 2020” (the “Floating Rate Notes”) (CUSIP number 571903 AZ6).

2. The aggregate principal amount of the Floating Rate Notes which may be authenticated and delivered under the Indenture (except for Floating Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Floating Rate Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Floating Rate Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is initially limited to US $550,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

3. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Floating Rate Note (or any predecessor Floating Rate Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Floating Rate Note.

4. The principal amount of the Floating Rate Notes shall be payable in full on December 1, 2020, subject to and in accordance with the provisions of the Indenture.

5. The Floating Rate Notes shall bear interest from November 16, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate per annum equal to the initial interest rate and thereafter at an interest rate that will be reset as provided in the form of Floating Rate Note attached hereto as Annex A, in each case equal to LIBOR (as defined in Annex A) plus 0.600%, computed on the basis of the actual number of days and a 360-day year. Interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each as may be adjusted as provided below), beginning on March 1, 2019, until the principal amount of the Floating Rate Notes has been paid or duly provided for. February 15, May 15, August 15 and November 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

6. The principal of and interest on the Floating Rate Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Floating Rate Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Floating Rate Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such Holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the February 1, May 1, August 1 or November 1 immediately preceding the March 1, June 1, September 1 or December 1 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Floating Rate Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder.

7. Except in the case of a change of control repurchase event, the Company may not redeem the Floating Rate Notes prior to maturity.

8. Upon the occurrence of a change of control repurchase event, the Company will be required to make an offer to purchase the Floating Rate Notes under the circumstances described and on the terms specified in the Final Prospectus Supplement dated November 13, 2018.

9. The Company will not be obligated to redeem or purchase the Floating Rate Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

10. The Floating Rate Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

11. The payment of the principal of and interest on the Floating Rate Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

12. The Global Securities shall be in substantially the form attached hereto as Annex A.

13. The Floating Rate Notes shall be defeasible as provided in Article Thirteen of the Indenture.

14. The Floating Rate Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

15. The Floating Rate Notes will not be Transfer Restricted Securities.

B. THE UNDERSIGNED CAROLYN B. HANDLON AND STEPHANIE N. CARRICK OF THE COMPANY, HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE THAT THERE IS HEREBY ESTABLISHED A SERIES OF SECURITIES (AS THAT TERM IS DEFINED IN THE INDENTURE), THE TERMS OF WHICH SHALL BE AS FOLLOWS:

1. The designations of the Securities shall be the “4.150% Series Z Notes due 2023” (the “Series Z Fixed Rate Notes”) (CUSIP number 571903 BA0).

2. The aggregate principal amount of the Series Z Fixed Rate Notes which may be authenticated and delivered under the Indenture (except for Series Z Fixed Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Series Z Fixed Rate Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Series Z Fixed Rate Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is initially limited to US $350,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

3. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Series Z Fixed Rate Note (or any predecessor Series Z Fixed Rate Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Series Z Fixed Rate Note.

4. The principal amount of the Series Z Fixed Rate Notes shall be payable in full on December 1, 2023, subject to and in accordance with the provisions of the Indenture.

5. The Series Z Fixed Rate Notes shall bear interest at the rate of 4.150% per annum from November 16, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2019, until the principal amount of the Series Z Fixed Rate Notes has been paid or duly provided for. May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

6. The principal of and interest on the Series Z Fixed Rate Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Series Z Fixed Rate Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Series Z Fixed Rate Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the May 1 or the

November 1 immediately preceding the June 1 or December 1 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Series Z Fixed Rate Notes shall remain in effect with respect to any future payments with respect to such Series Z Fixed Rate Notes payable to such Holder.

7. The Series Z Fixed Rate Notes may be redeemed in whole or in part at any time and from time to time on the terms specified in the Final Prospectus Supplement dated November 13, 2018 relating to the Series Z Fixed Rate Notes. As described therein, the Company will deliver notice of any redemption at least 15 days but not more than 45 days before the redemption date to each holder of the Series Z Fixed Rate Notes to be redeemed.

8. Upon the occurrence of a change of control repurchase event, unless the Company has exercised its option to redeem the Series Z Fixed Rate Notes, the Company will be required to make an offer to purchase the Series Z Fixed Rate Notes under the circumstances described and on the terms specified in the Final Prospectus Supplement dated November 13, 2018.

9. The Company will not be obligated to redeem or purchase the Series Z Fixed Rate Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

10. The Series Z Fixed Rate Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

11. The payment of the principal of and interest on the Series Z Fixed Rate Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

12. The Global Securities shall be in substantially the form attached hereto as Annex B.

13. The Series Z Fixed Rate Notes shall be defeasible as provided in Article Thirteen of the Indenture.

14. The Series Z Fixed Rate Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

15. The Series Z Fixed Rate Notes will not be Transfer Restricted Securities.

C. THE UNDERSIGNED CAROLYN B. HANDLON AND STEPHANIE N. CARRICK OF THE COMPANY, HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE THAT THERE IS HEREBY ESTABLISHED A SERIES OF SECURITIES (AS THAT TERM IS DEFINED IN THE INDENTURE), THE TERMS OF WHICH SHALL BE AS FOLLOWS:

1. The designations of the Securities shall be the “4.650% Series AA Notes due 2028” (the “Series AA Fixed Rate Notes” and, together with the Series Z Fixed Rate Notes, the “Fixed Rate Notes”) (CUSIP number 571903 BB8).

2. The aggregate principal amount of the Series AA Fixed Rate Notes which may be authenticated and delivered under the Indenture (except for Series AA Fixed Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Series AA Fixed Rate Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Series AA Fixed Rate Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is initially limited to US $300,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

3. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Series AA Fixed Rate Note (or any predecessor Series AA Fixed Rate Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Series AA Fixed Rate Note.

4. The principal amount of the Series AA Fixed Rate Notes shall be payable in full on December 1, 2028, subject to and in accordance with the provisions of the Indenture.

5. The Series AA Fixed Rate Notes shall bear interest at the rate of 4.650% per annum from November 16, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2019, until the principal amount of the Series AA Fixed Rate Notes has been paid or duly provided for. May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

6. The principal of and interest on the Series AA Fixed Rate Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Series AA Fixed Rate Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Series AA Fixed Rate Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the May 1 or the November 1 immediately preceding the June 1 or December 1 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Series AA Fixed Rate Notes shall remain in effect with respect to any future payments with respect to such Series AA Fixed Rate Notes payable to such Holder.

7. The Series AA Fixed Rate Notes may be redeemed in whole or in part at any time and from time to time on the terms specified in the Final Prospectus Supplement dated November 13, 2018 relating to the Series AA Fixed Rate Notes. As described therein, the Company will deliver notice of any redemption at least 15 days but not more than 45 days before the redemption date to each holder of the Series AA Fixed Rate Notes to be redeemed.

8. Upon the occurrence of a change of control repurchase event, unless the Company has exercised its option to redeem the Series AA Fixed Rate Notes, the Company will be required to make an offer to purchase the Series AA Fixed Rate Notes under the circumstances described and on the terms specified in the Final Prospectus Supplement dated November 13, 2018.

9. The Company will not be obligated to redeem or purchase the Series AA Fixed Rate Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

10. The Series AA Fixed Rate Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

11. The payment of the principal of and interest on the Series AA Fixed Rate Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

12. The Global Securities shall be in substantially the form attached hereto as Annex C.

13. The Series AA Fixed Rate Notes shall be defeasible as provided in Article Thirteen of the Indenture.

14. The Series AA Fixed Rate Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

15. The Series AA Fixed Rate Notes will not be Transfer Restricted Securities.

D. EACH OF THE UNDERSIGNED CAROLYN B. HANDLON AND STEPHANIE N. CARRICK HEREBY FURTHER CERTIFIES THAT:

1. Attached hereto as Annex D are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company and certified by the Company’s Secretary or Assistant Secretary. Such resolutions have not been amended, modified or rescinded, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors of the Company or by any committee of or designated by the Board of Directors of the Company relating to the offering of the Floating Rate Notes and the Fixed Rate Notes (together, the “Notes”).

2. I have read the conditions of Section 102, 201, 301 and 303 of the Indenture and the definitions relating thereto.

3. I have examined the Indenture, the attached specimen forms of each series of the Global Securities attached hereto as Annex A, Annex B and Annex C and the resolutions relating thereto adopted by the Board of Directors of the Company or a committee thereof.

4. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the issuance of the Notes have been complied with.

5. In my opinion, the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the authentication and issuance of the Notes have been complied with.

All terms used herein and not defined shall have the meanings set forth in the Indenture.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have signed this certificate.

Dated: November 16, 2018

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Carolyn Handlon
Name:	Carolyn Handlon
Title:	Executive Vice President and Global Treasurer

By:	/s/ Stephanie N. Carrick
Name:	Stephanie N. Carrick
Title:	Vice President, Assistant General Counsel and Assistant Secretary

[Signature Page Indenture Officers’ Certificate]